Exhibit 99.B(h)(4)

Amendment

dated February 12, 2010

to the

Accounting Services Agreement

between

Rydex Variable Trust

and Rydex Fund Services, Inc.,

dated August 11, 1998,

as Amended

Amendment to the

ACCOUNTING SERVICES AGREEMENT

dated August 11, 1998, as amended,

between

RYDEX VARIABLE TRUST

and

RYDEX FUND SERVICES, INC.

The following Amendment, which supercedes all previous amendments, is made to the Accounting Services Agreement between Rydex Variable Trust (the “Trust”) and Rydex Fund Services, Inc. (the “Servicer”), as amended to date (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

The fourth paragraph under the section “Witnesseth” of the Agreement is amended, effective February 12, 2010, to read as follows:

WHEREAS, the board of trustees of the Trust (the “Trustees”) have created the following Funds of the Trust:   Government Long Bond 1.2x Strategy Fund, U.S. Government Money Market Fund, Nova Fund, Inverse S&P 500 Strategy Fund, Inverse NASDAQ-100® Strategy Fund, Inverse Government Long Bond Strategy Fund, NASDAQ-100® Fund, S&P 500 2x Strategy Fund, Inverse S&P 500 2x Strategy Fund, NASDAQ-100® 2x Strategy Fund, Inverse NASDAQ-100® 2x Strategy Fund, Dow 2x Strategy Fund, Inverse Dow 2x Strategy Fund, S&P 500 Pure Value Fund, S&P 500 Pure Growth Fund, S&P MidCap 400 Pure Value Fund, S&P MidCap 400 Pure Growth Fund, Inverse Mid-Cap Strategy Fund, S&P SmallCap 600 Pure Value Fund, S&P SmallCap 600 Pure Growth Fund, Inverse Russell 2000® Strategy Fund, Europe 1.25x Strategy Fund, Japan 2x Strategy Fund, Russell 2000® 1.5x Strategy Fund, Mid-Cap 1.5x Strategy Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund,  Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Real Estate Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Commodities Strategy Fund, All-Cap Opportunity Fund, Multi-Cap Core Equity Fund, Multi-Hedge Strategies Fund, CLS AdvisorOne Amerigo Fund, CLS AdvisorOne Clermont Fund, CLS AdvisorOne Berolina Fund, S&P 500 Fund, Russell 2000® Fund, Russell 2000® 2x Strategy Fund, Inverse Russell 2000® 2x Strategy Fund, All-Asset Moderate Strategy Fund, All-Asset Conservative Strategy Fund, All-Asset Aggressive Strategy Fund, Managed Futures Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, International Opportunity Fund, Alternative Strategies Allocation Fund, Global Market Neutral Fund, Long/Short Commodities Strategy Fund, DWA Flexible Allocation, and DWA Sector Rotation Fund  (collectively, the “Funds”).

Additions are in bold.

In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 12th day of February 2010.

RYDEX VARIABLE TRUST

By:	/s/ Richard Goldman
Name:	Richard M. Goldman
Title:	President

RYDEX FUND SERVICES, INC.

By:	/s/ Richard Goldman
Name:	Richard M. Goldman
Title:	President